Exhibit 10(10)

                             SECOND AMENDMENT TO THE
                          LINCOLN FEDERAL SAVINGS BANK
                EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT
                       (AS ADOPTED EFFECTIVE JULY 1, 1998)

         Pursuant to rights reserved under Section 9.1 of the Lincoln Federal Savings Bank Employee Stock Ownership Plan and Trust Agreement (the "Plan"), Lincoln Federal Savings Bank (the "Bank") amends Section 1.12 of the Plan, effective January 1, 2000, to provide, in its entirety, as follows:

         Section 1.12. Compensation " shall mean the total of all amounts paid or payable in cash by the Companies by reason of services performed by an Employee during any period, including bonuses, overtime, any other cash payments included on an Employee's W-2, amounts deferred by the Employee under any cash or deferred arrangement maintained by a Company under Section 401(k) of the Code and any salary reductions elected by the Employee pursuant to a salary reduction plan maintained by a Company under Section 125 of the Code but excluding, with respect to any Employee, any other amounts contributed by a Company for or on account of that Employee under this Plan or under any other employee benefit plan; provided, however, that for purposes of determining the Plan Year Compensation of a Participant who receives all or a part of his Compensation in commissions and for purposes of Section 4.2, the commissions in excess of fifty thousand dollars ($50,000) shall be disregarded; provided, further, that Compensation in a Plan Year in excess of one hundred and fifty thousand ($150,000), as adjusted pursuant to Section 401(a)(17) of the Code, shall be disregarded.

         This Second Amendment to the Plan has been executed this day of 16 day of May, 2000.

                                                  LINCOLN FEDERAL SAVINGS BANK


                                                 By: /s/ T. Tim Unger
                                                     ---------------------------
                                                     T. Tim Unger
                                                 Its: President/CEO
Attest:

By: /s/ John M. Baer
    ------------------------------
    John M. Baer
Its: Secretary/Treasurer